SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN
PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
Filed by the registrant ☑
Filed by a party other than the registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☑	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12
FNBH BANCORP, INC.
(Name of registrant as specified in its charter)
(Name of person(s) filing Proxy Statement, if other than the Registrant)
Payment of filing fee (Check the appropriate box):
☑	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee Paid:
☐ Fee paid previously with preliminary materials
☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
(1)	Amount previously paid:

(2)	Form, schedule, or registration statement no.:

(3)	Filing party:

(4)	Date filed:

FNBH BANCORP, INC.
101 East Grand River
Howell, Michigan 48843
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held Thursday, May 20, 2010
NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the “Annual Meeting”) of FNBH Bancorp, Inc. (the “Corporation”), a Michigan corporation, will be held on Thursday, May 20, 2010, at 10:00 a.m. at the main office of First National Bank in Howell, 101 East Grand River, Howell, Michigan, for the following purposes:
1.	To elect two (2) directors to hold office for three (3) year terms expiring in 2013, one (1) director to hold office for a two (2) year term expiring in 2012 and one (1) director to hold office for a one (1) year term expiring in 2011;

2.	To ratify the selection of BDO Seidman, LLP as the independent registered public accounting firm for 2010; and

3.	To transact such other business as may properly come before the meeting or any adjournment or postponements thereof.
The Board of Directors has fixed April 6, 2010, as the record date for the determination of shareholders entitled to notice of and to vote at the meeting or any adjournment thereof.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE ANNUAL SHAREHOLDER MEETING TO BE HELD ON MAY 20, 2010.
The accompanying Proxy Statement and the 2009 Annual Report on Form 10-K are available at
www.amstock.com/proxyservices/viewmaterial.asp?CoNumber=14427 and under the “Investor Relations” tab on our website (www.fnbh.com).
Whether or not you return a proxy card, you are invited to attend the Annual Meeting in person. If you need directions to the location of the meeting or additional information about attending the meeting and voting in person, please contact Nancy Morgan at (517) 545-2218 or nmorgan@fnbh.com.

By order of the Board of Directors
/s/ Nancy Morgan
NANCY MORGAN, Secretary

Your vote is important. Even if you plan to attend the meeting, please date and sign the enclosed proxy form, indicate your choice with respect to the matters to be voted upon, and return it promptly in the enclosed envelope. Note that if the stock is held in more than one name, all parties should sign the proxy form.
Dated: April 16, 2010

PROXY STATEMENT
VOTING AT THE MEETING
ELECTION OF DIRECTORS
INFORMATION ABOUT DIRECTORS AND DIRECTOR NOMINEES
CORPORATE GOVERNANCE AND BOARD MATTERS
RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
REPORT OF THE AUDIT COMMITTEE
DISCLOSURE OF FEES PAID TO OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
SUMMARY COMPENSATION TABLE
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
MANAGEMENT CONTINUITY AGREEMENTS
DIRECTOR COMPENSATION
RELATED PARTY TRANSACTIONS...
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
OWNERSHIP OF COMMON STOCK
SHAREHOLDER PROPOSALS
OTHER BUSINESS
MISCELLANEOUS

FNBH BANCORP, INC.
101 E. Grand River
Howell, Michigan 48843
PROXY STATEMENT
This Proxy Statement and the enclosed proxy are furnished in connection with the solicitation of proxies by the Board of Directors of FNBH Bancorp, Inc. (the “Corporation”), a Michigan corporation, to be voted at the Annual Meeting of Shareholders of the Corporation to be held on Thursday, May 20, 2010, at 10 a.m., at the Main Office of First National Bank in Howell (the “Bank”), 101 East Grand River, Howell, Michigan, or at any adjournment or adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders and in this Proxy Statement.
VOTING AT THE MEETING
This Proxy Statement has been mailed on or about April 16, 2010 to all holders of record of common stock of the Corporation as of the record date. Our Board of Directors has fixed the close of business on April 6, 2010, as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting of Shareholders and any adjournment thereof. The Corporation has only one class of common stock, of which there were 3,160,272 shares outstanding as of the record date. Each outstanding share will entitle the holder thereof to one vote on each separate matter presented for vote at the meeting. Votes cast at the meeting and submitted by proxy are counted by the inspectors of the meeting who are appointed by the Board.
If a proxy in the enclosed form is properly executed and returned to the Corporation, the shares represented by the proxy will be voted at the Annual Meeting and any adjournment thereof. If a shareholder specifies a choice, the proxy will be voted as specified. If no choice is specified, the shares represented by the proxy will be voted FOR the election of all of the nominees named in the Proxy Statement, FOR the ratification of the appointment of our independent registered public accounting firm, and in accordance with the judgment of the persons named as proxies with respect to any other matter which may come before the meeting. All shareholders are encouraged to date and sign the enclosed proxy form, indicate your choice with respect to the matters to be voted upon, and return it to the Corporation.
To vote by telephone, shareholders of record (shareholders who have been issued a certificate representing their shares) may call toll free on a touch-tone telephone 1-800-PROXIES (1-800-776-9437) and follow the recorded instructions. To vote by Internet, go to the site http://www.voteproxy.com and follow the instructions provided.
If your shares are held through a bank or a broker (referred to as “street name”), you may also be eligible to vote your shares electronically. Simply follow the instructions on your voting form, using either the toll-free telephone number or the Internet address that is listed.
A proxy may be revoked prior to its exercise by delivering a written notice of revocation to our Secretary, executing a subsequent proxy or attending the meeting and voting in person. Attendance at the meeting does not, however, automatically serve to revoke a proxy.
If you plan to attend the Annual Meeting but are not a shareholder of record because you hold your shares in street name, please bring evidence of your beneficial ownership of your shares (e.g., a copy of a recent brokerage statement showing the shares) with you to the Annual Meeting. In that case, if you would like to cast a vote in person, you should request and bring with you to the meeting a legal proxy from your bank or broker.
This Proxy Statement, including the notice and form of proxy, along with our Annual Report on Form 10-K is available at www.amstock.com/proxyservices/viewmaterial.asp?CoNumber=14427

ELECTION OF DIRECTORS
Our Restated Articles of Incorporation provide for the division of the Board of Directors into three (3) classes of nearly equal size with staggered three year terms of office.
•	Two (2) persons have been nominated for election to the Board to serve three (3) year terms expiring at the 2013 Annual Meeting of Shareholders. The Board has nominated Randolph E. Rudisill and Barbara Draper to serve as directors for three (3) year terms. Mr. Rudisill and Ms. Draper are both incumbent directors previously elected by our shareholders. Their current terms of office expire at the 2010 Annual Meeting. As a result, they are each being nominated for new three (3) year terms.

•	One (1) person has been nominated for election to the Board to serve a two (2) year term expiring at the 2012 Annual Meeting of Shareholders. The Board has nominated Stanley B. Dickson, Jr. to serve as a director for a two (2) year term. Mr. Dickson has been a director of the Bank since late 2009 and recently received federal regulatory approval to serve as a director of the Corporation. Mr. Dickson became a director of the Corporation effective March 25, 2010. He is the largest beneficial owner of the Corporation’s stock.

•	One (1) person has been nominated for election to the Board to serve a one (1) year term expiring at the 2011 Annual Meeting of Shareholders. The Board has nominated Philip C. Utter to serve as a director for a one (1) year term. Mr. Utter was appointed and confirmed as a director of both the Corporation and the Bank in late 2009.
More information regarding these nominees and the other directors of the Corporation is set forth below.
Unless otherwise directed by a shareholder’s proxy, the persons named as proxy holders in the proxy will vote for the nominees named above and, in the event any of such nominees become unavailable (which is not anticipated), for such substitute nominee(s) as are designated by the Board of Directors. Proxies cannot be voted for a greater number of persons than the number of nominees named.
A plurality of the votes cast at the meeting is required to elect the nominees as directors of the Corporation. As such, the four (4) individuals who receive the largest number of votes cast at the meeting will be elected as directors. Shares not voted at the meeting, whether by abstention, broker non-vote, or otherwise, will not be treated as votes cast on this matter.
The Board of Directors recommends a vote FOR the election of all the persons nominated by the Board.

INFORMATION ABOUT DIRECTORS AND DIRECTOR NOMINEES
The following information relating to the principal occupation or employment and the qualifications of our directors has been furnished to the Corporation by the respective directors and director nominees. Each of those persons has been engaged in the occupations stated below for more than five (5) years, unless noted.

			Director of
			Corporation
Name	Principal Occupation and Qualifications	Age	Since(1)
Directors Whose Terms Expire in 2010; Nominees for Election as Directors For a Term Expiring in 2013
Randolph E. Rudisill(2)	Co-Owner of American Compounding Specialties since July 2005, a contract manufacturer of thermoplastics; Retired President of Asahi Thermofil, Inc., a manufacturer of thermoplastics. Mr. Rudisill is currently Chairman of the Board of Directors, with long term directorship experience. He is a large shareholder of the Corporation and is highly concerned with shareholder value. He is a successful local businessman and a respected, active community leader.	65	1997

Barbara Draper(3)	Retired President & CEO of the Corporation and the Bank from April 2006 to March 2007 and from January 1993 to April 2004. Ms. Draper is currently Vice Chairman of the Board of Directors, with long term directorship experience. She is a large shareholder of the Corporation and is highly concerned with shareholder value. Prior to serving as President & CEO of the Corporation and the Bank, Ms. Draper served as Senior Vice President — Commercial Loans of First National Bank. She is a respected and long time community leader.	63	1984

Nominee for Election as Director For a Term Expiring in 2012

Stanley B. Dickson, Jr.	Attorney & Certified Public Accountant (CPA) with Dickson & Associates PC since 1980. The Board of Directors appointed Mr. Dickson as a director of the Bank in 2009 and as a director of the Corporation effective March 25, 2010. Mr. Dickson is currently the largest beneficial owner of the Corporation’s stock and is highly concerned with shareholder value.	57	2010

Nominee for Election as Director For a Term Expiring in 2011

Philip C. Utter	President of Specialty Contract Carriers, Inc., a trucking company, since 1988; President of Specialty Contract Brokerage, Inc., a freight brokerage company, since 1995; and a member of Hall and Utter Associates, LLC, a condominium development company, since 1997. Mr. Utter was appointed to the Board of Directors of the Corporation in November 2009. He is a large shareholder of the Corporation and is highly concerned with shareholder value. He is a successful local businessman and well respected community leader.	50	2009

Director Whose Term Expires in 2012

Ronald L. Long	President & CEO of the Corporation and the Bank; President of Independent Bank East Michigan from 1993 through September 2007; and SVP-Business Development, Independent Bank, from October 2007 through January 2008. He is a large shareholder of the Corporation and is highly concerned with shareholder value. Mr. Long is a local resident of the Corporation’s market area and he is active in community affairs.	50	2008

Director Whose Term Expires in 2011

R. Michael Yost	CEO of the MPY Group, LLC, since 2008; Retired Managing Director, The Auto Club Group from 1981 to 2008. Mr. Yost is a long standing director, having served on the Board since 1997. He is a large shareholder of the Corporation and is highly concerned with shareholder value. Mr. Yost is a successful local businessman and a respected, active community leader.	61	1997

(1)	The Corporation was formed and organized in 1988; dates preceding 1988 reference status as a director of the Bank. All persons who are directors of the Corporation are also directors of the Bank.

(2)	Chairman of the Board of Directors of the Corporation and the Bank.

(3)	Vice Chairman of the Board of Directors of the Corporation and the Bank.

CORPORATE GOVERNANCE AND BOARD MATTERS
Corporate Governance Principles
Our Board of Directors is committed to sound and effective corporate governance practices. The Board has documented those practices in our Corporate Governance Guidelines. These Guidelines address director qualifications, director responsibilities, committee composition, periodic performance evaluations, director compensation, stock ownership guidelines and other corporate governance matters. These Corporate Governance Guidelines are available on our website at www.fnbh.com. To assist in its governance practices, the Board has established a number of standing committees, including an audit committee, compensation committee and a nominating and corporate governance committee. The charters of the audit committee, the compensation committee and the nominating and corporate governance committee are available on our website at www.fnbh.com.
Code of Ethics for CEO and Senior Financial Officers
The Board has adopted a Code of Ethics for Chief Executive Officer and Senior Financial Officers, which includes the principal executive officer, principal financial officer and controller. This Code is posted on our website and can be obtained free of charge through the Corporation’s Corporate Secretary at 101 East Grand River, Howell, Michigan 48843. Any changes to or waivers of this Code of Ethics will be disclosed on our website.
Determination of Independence of Board Members
The Corporation’s common stock is not listed on Nasdaq or any other national securities exchange. Nevertheless, the Board has determined that each person who served as a director during 2009, other than Ronald L. Long (current CEO) and James R. McAuliffe (former CEO who is no longer a director), qualifies as an “Independent Director”, as such term is defined in Nasdaq Marketplace Rule 5605(a)(2). The Board has also determined that each member of the three (3) committees of the Board meets the independence requirements applicable to those committees as prescribed by the Nasdaq listing requirements, and, as to the audit committee, under the applicable rules of the Securities and Exchange Commission (SEC). Also, there are no family relationships between or among the directors, nominees or executive officers of the Corporation.
Meeting Attendance
Each director is expected to attend all meetings of the Board, applicable committee meetings, and the annual meeting of shareholders. Each director serving at that time attended the 2009 annual shareholder meeting, except one who missed the meeting due to illness. During 2009, the Board held fifteen (15) meetings; each director attended at least 75% of the aggregate number of meetings of our Board and the Board committees on which such director served.
Board Leadership Structure
The Corporation has historically separated the roles of CEO and Chairman of the Board in recognition of the differences between the two roles. The CEO is responsible for day to day leadership and performance of the Corporation, while the Chairman sets the agenda for Board meetings, presides over Board meetings, and provides general guidance to the CEO. The Corporation’s Chairman, Mr. Rudisill, is an independent director. In addition to this structure, the Board periodically meets in executive session, without the presence of management.
Board’s Role in Risk Oversight
One of the functions of the Board of Directors is to oversee the risk management function of the Corporation and the Bank. The risk management processes are designed to bring the most material risks facing the Corporation and the Bank to the attention of the Board of Directors in order to enable the Board to understand and evaluate how those risks may affect the financial condition and future prospects of the Corporation and the Bank and how such risks are best addressed.
The Board performs its risk oversight function in several ways, including establishing and maintaining policies designed to address and mitigate material risks (including policies relating to credit risk, interest rate risk, capital risk, and liquidity risk, as well as Bank Secrecy Act/Anti-Money Laundering compliance); monitoring and addressing various risks brought to the Board’s attention through regular reporting by senior management, internal and external auditors, and regulatory examiners; and reviewing and discussing the performance of senior management on an annual basis. In addition, certain committees of the Board (including those described below) have responsibility for overseeing the management of certain specific risks facing the Corporation and the Bank.

Board Committees
Audit Committee. The Board of Directors of the Corporation has a standing audit committee. During 2009, the audit committee met on five (5) occasions. The primary purpose of this committee is to assist the Board in overseeing (1) the quality and integrity of the Corporation’s accounting, auditing and reporting practices, (2) the performance of the Corporation’s internal audit function and independent auditor, and (3) the Corporation’s disclosure controls and system of internal controls regarding finance, accounting, legal compliance, and ethics that management and the Board have established.
The current members of the audit committee are Directors Rudisill and Utter (and, subject to regulatory approval, Dickson). During 2009, the audit committee consisted of Mr. Rudisill, Dona Scott Laskey (now retired from the Board), Richard F. Hopper (now retired from the Board), and John M. Pfeffer (now retired from the Board). The Board previously determined that Mr. Hopper qualified as an “audit committee financial expert,” as defined by SEC rules. As a result of Mr. Hopper’s retirement from the Board in 2009, the audit committee does not currently have any member that qualifies as an “audit committee financial expert” under SEC rules.
Compensation Committee. The Board of Directors of the Corporation has a standing compensation committee. During 2009, the compensation committee met on one (1) occasion. This committee reviews and makes recommendations to the Board on executive compensation matters, including any benefits to be paid to the Corporation’s executives and officers. Our compensation committee performs an annual review of our executive officers’ cash compensation, profit sharing and stock grants to determine whether they provide adequate incentives and motivation to our executive officers and whether they adequately compensate our executive officers relative to comparable executives at other banks. Approximately every three years, an executive compensation study is completed by a third party. Our compensation committee’s most recent review occurred in March 2006, by Mercer Human Resource Consulting.
The current members of the compensation committee are Directors Rudisill and Yost (and, subject to regulatory approval, Dickson). Directors Rudisill and Yost were the only members of the compensation committee at the time it met in 2009. Compensation committee meetings typically have included, for all or a portion of each meeting, not only the committee members but also our President and Chief Executive Officer and our Senior Vice President of Human Resources. For compensation decisions, including decisions regarding the grant of equity compensation relating to executive officers (other than our President and Chief Executive Officer), the compensation committee typically considers the recommendations of our President and Chief Executive Officer.
Nominating and Corporate Governance Committee. The Board of Directors of the Corporation has a standing nominating and corporate governance committee. During 2009, this committee met on four (4) occasions. This committee is responsible for making recommendations on the qualifications and standards to serve on the Board, identifying Board candidates and monitoring the Corporation’s corporate governance standards. The current members of the nominating and corporate governance committee are Directors Yost and Rudisill (and, subject to regulatory approval, Dickson). During 2009, this committee also included Gary R. Boss, who retired from the Board as of the 2009 Annual Meeting of Shareholders.
In considering candidates for directors, the committee considers certain attributes such as the experience, skills, expertise, and diversity of the prospective candidates. While the Board does not have a formal policy regarding the consideration of nominee diversity, the nominating and corporate governance committee considers diversity (including diversity in experience, education, and general background characteristics), as appropriate, in its identification and assessment of director candidates.
Shareholder Nominations for Board
The Restated Articles of Incorporation of the Corporation contain certain procedural requirements applicable to shareholder nominations of directors. In general, shareholders may nominate a person to serve as a director if the shareholder provides written notice to the Corporation not later than 30 days prior to the first anniversary date of the preceding year’s annual meeting. The notice must include (1) the name and address of the shareholder who intends to make the nomination and of the person or persons nominated, (2) a representation that the shareholder is a current record holder and will continue to hold those shares through the date of the meeting and intends to appear in person or by proxy at the meeting, (3) a description of all arrangements between the shareholder and each nominee, (4) the information regarding each nominee as would be required to be included in a proxy statement filed under Regulation 14A of the Securities Exchange Act of 1934 had the nominee been nominated by the Board of Directors, and (5) the consent of each nominee to serve as director.
The nominating and corporate governance committee does not currently utilize the services of any third party search firm to assist in the identification or evaluation of Board member candidates. However, the committee may use the services of such a firm in the future if it deems necessary or appropriate. The committee considers director candidates recommended by shareholders and generally evaluates any such shareholder-recommended nominees using the same standards used by the committee in evaluating other candidates. The committee has not received any recommended nominations from any shareholders in connection with the 2010 Annual Shareholder Meeting.

Shareholder Communications with the Board
The Board of Directors has implemented a process by which a shareholder may send written communications to the Board’s attention. Any shareholder desiring to communicate with the Board or one or more of the directors may send a letter addressed to the Corporation’s Corporate Secretary at 101 East Grand River, Howell, Michigan 48843. The Secretary has been directed to promptly forward all communications to the full Board or the specific director indicated in the letter.

RATIFICATION OF THE APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee has selected BDO Seidman, LLP (“BDO”) as the independent registered public accounting firm for the Corporation for the fiscal year ending December 31, 2010. The services provided to the Corporation and our subsidiaries by BDO for 2009 and 2008 are described under the caption “Disclosure of Fees Paid to Our Independent Registered Public Accounting Firm” below.
We are asking our shareholders to ratify the selection of BDO as our independent registered public accounting firm. Although ratification is not legally required, the Board is submitting the selection of BDO to our shareholders for ratification as a matter of good corporate governance. Representatives of BDO are expected to be present at the Annual Meeting to respond to appropriate questions and to make such statements as they may desire.
The affirmative vote of the holders of the majority of the shares represented in person or by proxy and entitled to vote on this matter will be required for approval. All broker non-votes will not be treated as votes cast on this matter. Shares voted as abstentions will be counted as votes cast and therefore will have the effect of a negative vote.
If our shareholders do not ratify the appointment, the appointment will be reconsidered by the Audit Committee and the Board. Even if the selection is ratified, the Audit Committee, in its discretion, may select a different registered public accounting firm at any time during the year if it determines that such a change would be in the best interest of the Corporation and our shareholders.
The Board of Directors recommends a vote FOR this proposal to ratify the appointment of
BDO as the independent registered public accounting firm.

REPORT OF THE AUDIT COMMITTEE
The information contained in this report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the Securities and Exchange Commission, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent that we specifically incorporate it by reference into a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934.
We have reviewed and discussed with management the Corporation’s audited financial statements as of and for the year ended December 31, 2009.
We have discussed with the independent registered public accounting firm the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board (“PCAOB”).
We have received and reviewed the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the audit committee concerning independence and have discussed with the independent registered public accounting firm its independence.
Based on the reviews and discussions referred to above, we recommended to the Board of Directors that the financial statements referred to above be included in the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2009.

Randolph E. Rudisill	Philip C. Utter
DISCLOSURE OF FEES PAID TO
OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The following sets forth the fees billed to the Corporation for the fiscal years ended December 31, 2009 and December 31, 2008 by BDO Seidman, LLP, the Corporation’s principal accounting firm:

	2009	2008
BDO Seidman, LLP
Audit Fees (1)	$250,155	$259,155
Audit Related	—	—
Tax Fees (2)	9,800	18,580
Other	—	—

Total	$259,955	$277,735

(1)	Audit fees also include fees for audit services related to compliance with Section 404 of the Sarbanes-Oxley Act regarding our internal controls over financial reporting.

(2)	Consists primarily of tax consulting and tax return preparation.
The audit committee has established a pre-approval policy for audit, audit related, and tax services that can be performed by the Corporation’s independent registered public accounting firm. Under this pre-approval policy, the audit committee is required to approve, in advance of the services being rendered, any audit, audit related or tax services to be provided by the Corporation’s then independent registered public accounting firm. Subject to certain limitations, the authority to grant pre-approvals may be delegated to one or more members of the audit committee.

SUMMARY COMPENSATION TABLE
The following table sets forth all of the compensation awarded to, earned by, or paid to the Company’s chief executive officer, chief financial officer and three additional highest paid executive officers (our “Named Executive Officers”) for the year ended December 31, 2009.

							Non-Equity
					Stock		Incentive Plan	All Other
Name & Principal Position	Year	Salary	Bonus		Awards		Compensation	Compensation	Total
		($)	($)		($)		($)	($)	($)
Ronald L. Long President & Chief Executive	2009	270,000						97,552	367,552
Officer(1)	2008	172,904						13,963	186,867
Mark J. Huber Senior Vice President & Chief Financial Officer(2)	2009	68,692							68,692
Paul J. Stark Senior Vice President & Chief Credit Officer(3)	2009	108,681						1,180	109,861
Gerald L. Moyer Senior Vice President & Senior	2009	130,000						12,539	142,539
Lender(4)	2008	70,006						700	70,706
Nancy Morgan	2009	121,540						10,532	132,072
Senior Vice President Human	2008	121,540			17,706	(7)		12,732	151,978
Resources(5)	2007	118,000	14,160	(6)	16,179	(7)		12,409	160,748

(1)	Mr. Long was hired on May 12, 2008. Other compensation for Mr. Long in 2009 includes $8,400 for a car allowance, $37,029 for relocation to Livingston County, $32,323 for housing expenses (this amount includes a tax gross-up of $8,323) and $19,800 in employer contributions to the Bank’s 401(k) Plan for Mr. Long. Other compensation in 2008 includes a car allowance of $5,425 and country club fees totaling $8,175. Mr. Long’s country club membership has been cancelled.

(2)	Mr. Huber was hired on June 4, 2009.

(3)	Mr. Stark was hired on April 13, 2009.

(4)	Mr. Moyer was hired on April 21, 2008 as a VP Commercial Loan Officer (4/21/08 — 8/15/08); was then promoted to Chief Work Out Officer (8/16/08 — 4/12/09); and was then promoted to SVP, Senior Commercial Loan Officer on April 13, 2009. Employer contributions to the Bank’s 401(k) plan for Mr. Moyer were $10,715 in 2009.

(5)	Employer contributions to the Bank’s 401(k) Plan for Ms. Morgan were $11,800 in 2007 and $12,154 in 2008.

(6)	Discretionary bonus for 2007 in lieu of Profit Sharing.

(7)	Reflects grant date fair value of restricted stock grant awards in accordance with FASB ASC Topic 718.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
The following table sets forth information concerning equity awards held by our Named Executive Officers on December 31, 2009. None of our Named Executive Officers hold any options to acquire shares of our Corporation’s common stock.

Stock Awards
	Number of Shares or Units of	Market Value of Shares or Units
Name	Stock That Have Not Vested	of Stock That Have Not Vested
	(#)(1)	($)(2)

Ronald L. Long	—	—

Mark J. Huber	—	—

Paul J. Stark	—	—

Gerald L. Moyer	—	—

Nancy Morgan	1,355	81

(1)	Shares granted vest ratably over a five year period on the first of each year following the grant date.

(2)	The market value of the shares of restricted stock that have not vested is based on the closing price of our common stock as of December 31, 2009.

MANAGEMENT CONTINUITY AGREEMENTS
The Board of Directors of the Corporation deems the service, experience and knowledge of its executive officers extremely valuable to the Corporation. The Bank wishes to attract and retain such well-qualified executives, and it is in the best interest of the Corporation to secure the continued services of executives notwithstanding any change in control of the Corporation.
The Corporation considers the establishment and maintenance of a sound and vital management team to be part of its overall corporate strategy and to be essential to protecting and enhancing the best interest of this Corporation and its shareholders. Accordingly, the Board of Directors has authorized the execution of Management Continuity Agreements with key executives regarding their termination due to a change in control of the Corporation.
A Management Continuity Agreement has been entered into with President & CEO Ronald L. Long and Senior Vice President — Human Resources Nancy Morgan. Although the Board has also approved Management Continuity Agreements for certain other executive officers, such Management Continuity Agreements may not be entered into until federal regulatory approval has been received.
Each Management Continuity Agreement provides certain severance benefits to the executive officer if his or her employment is terminated either (a) within 24 months after a Change in Control of the Corporation (as defined in the Management Continuity Agreement) or (b) within 6 months prior to the Change in Control if the termination was to avoid the effect of the Management Continuity Agreement. Severance benefits are not provided if the employment termination occurs as a result of the executive’s death, disability, or for “cause” (as defined in the Management Continuity Agreement). In addition, if the executive voluntarily terminates his or her employment, no severance benefits are provided unless the executive had “good reason,” which is defined in the Management Continuity Agreement and generally includes a reduction in pay, a material relocation, or a significant reduction in job title or duties.
If the executive becomes entitled to severance benefits under the Management Continuity Agreement, the benefits to be paid are (1) a lump sum cash amount equal to the executive’s highest annual base salary during the past three years (or, in the case of the CEO, an amount equal to twice the annual base salary), (2) a lump sum cash amount equal to the highest bonus paid to the executive under the Corporation’s profit sharing plan during the past three years (or, in the case of the CEO, an amount equal to twice such bonus), (3) health care benefits for 12 months following termination, reduced by any benefits received from any subsequent employer during such 12 month period (or, in the case of the CEO, the benefits continue for 24 months), (4) certain life, AD&D, and disability insurance coverage, and (5) immediate vesting of all previously awarded stock grants and stock options. Each Management Continuity Agreement contains more details regarding how these benefits are to be calculated and paid.
Accelerated Vesting of Equity Awards
Under the Corporation’s Long-Term Incentive Plan, upon a Change of Control, disability or retirement, any employee, including the Named Executive Officers, would be immediately vested in any outstanding awards that were unvested at the time of the Change in Control or death, disability or retirement.
Conditions to Receipt of Post-Employment Benefits
There are no material conditions or obligations applicable to the receipt of the post-employment benefits described herein other than standard confidentiality obligations that are applicable to all employees generally.

DIRECTOR COMPENSATION
The following table sets forth certain information regarding the compensation earned by or awarded to each nonemployee director who served on the Board of Directors of the Corporation and/or the Bank in 2009. Directors who are Corporation employees are not compensated for their service as directors.

	Fees Earned or
Name	Paid in Cash(1)

Bacalis, Athena (retired in 2009)	$1,050
Boss, Gary R. (retired in 2009)	5,550
Dickson, Jr., Stanley B. (appointed in 2009)	2,250
Draper, Barbara	14,400
Hopper, Richard F. (retired in 2009)	10,313
Laskey, Dona Scott (retired in 2009)	9,113
McAuliffe, James R. (retired in 2009)	2,850
Parker, T. Gilbert (retired in 2009)	4,500
Pfeffer, John M. (retired in 2009)	1,350
Rudisill, Randolph E.	0.00	(2)
Utter, Philip C. (appointed in 2009)	2,850
Yost, R. Michael	15,600

Totals	$69,826

(1)	Includes the dollar value of shares acquired on a current stock basis under the Plan. For Bacalis — $1,050. For Boss — $5,550. For Draper — $6,900. For Hopper — $8,212.50. For Laskey — $7,012.50. For McAuliffe — $2,850. For Parker — $2,400. For Pfeffer -$1,350. For Utter — $2,850. For Yost — $7,200.

(2)	Mr. Rudisill waived payment for all director fees and committee fees for 2009.
The 2009 annual retainer for nonemployee directors, who also served as directors of the Bank, was $9,000, payable monthly. In addition, each nonemployee director was paid $300 for each regularly scheduled Board committee meeting attended. In addition to the annual retainer, nonemployee directors are eligible to be paid a variable fee. The variable fee is calculated using the total fees paid to a director for services performed during the previous calendar year, multiplied by the percentage of base compensation payable to officers of the Bank for the preceding year under the Bank’s incentive bonus plan. As a result of the Bank’s overall 2009 financial results, no such fee was paid during 2009.
Effective January 28, 2010, our directors, who also serve as directors of the Bank, will be paid an annual retainer of $8,175, payable monthly. In addition, each director will be paid $250 for each regularly scheduled Board committee meeting attended. No fees are paid to directors who are also employees of the Bank.
Under the terms of the Compensation Plan for Nonemployee Directors, our nonemployee directors may select the manner in which he or she is paid their fixed fees (the retainer amounts and committee meeting fees), as well as his or her respective variable fees. Fixed fees may be paid in cash or in shares of our common stock. Variable fees (if any) are payable only in shares of our common stock. No payout of variable fees is anticipated for 2010.

RELATED PARTY TRANSACTIONS
Certain directors and officers of the Corporation have had, and are expected to have in the future, transactions with the Bank, or have been directors or officers of corporations or members of partnerships which have had, and are expected to have in the future, transactions with the Bank. All such transactions with officers and directors, either directly or indirectly, have been made in the ordinary course of business and on substantially the same terms, including interest rates and collateral, as those prevailing at the same time for comparable transactions with other customers, and these transactions do not involve more than the normal risk of collectability or present other unfavorable features.
All such future related party transactions will be made in the ordinary course of business, on terms no less favorable to the Corporation or the Bank than with other customers. Loans with related parties are subject to approval by a majority of the Corporation’s independent, outside, disinterested directors. The Corporation applied this policy regarding related party transactions to all of the transactions described above.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Pursuant to Section 16 of the Securities Exchange Act of 1934, the Corporation’s directors and executive officers, as well as any person holding more than 10% of its common stock, are required to report initial statements of ownership of the Corporation’s securities and changes in such ownership to the Securities and Exchange Commission. To our knowledge, and based solely upon our review of all required reports furnished to us, all reports required to be filed in 2009 were timely filed, except for the Forms 4 filed for Directors Draper, Hopper, Laskey, Parker and Yost on October 5, 2009, which were inadvertently filed one business day late.

OWNERSHIP OF COMMON STOCK
The following table sets forth certain information as of April 6, 2010 as to any person who is known to the Corporation to be the beneficial owner of more than five percent (5%) of the Corporation’s common stock.

	Amount and
	Nature of
Name and Address of	Beneficial	Percent of
Beneficial Owner	Ownership	Class(3)

Section 13D Group(1)	240,988	7.63%
See footnote (1) for addresses

Moross Limited Partnership(2)	362,195	11.46%
15621 Windmill Pointe Drive
Grosse Pointe Park, MI 48230

(1)	Based on information set forth in a Schedule 13D filed with the Securities and Exchange Commission (SEC) on January 14, 2009. The Schedule 13D reported that the shares are beneficially owned, collectively, by the following group:

	No. of
Beneficial Owner	Shares	Business Address

Andrew D. Parker & Amy J. Parker JTTN	13,500	625 Eager Road, Howell, Michigan 48843
Andrew D. Parker Trust dated 5/9/02	26,184	625 Eager Road, Howell, Michigan 48843
Amy J. Parker	1,140	625 Eager Road, Howell, Michigan 48843
Robert W. & Maxine C. Parker Foundation	41,450	625 Eager Road, Howell, Michigan 48843
T. Gilbert Parker	30,094	2171 Peavy Road, Howell, Michigan 48443
Elinor D. Burgher Trust	45,000	P.O. Box 440, Howell, Michigan 48443
Thomas M. Kellogg Living Trust	73,120	1250 Bryon Road, Howell, Michigan 48843
Howell Dental Center Pension Plan	5,600	1250 Bryon Road, Howell, Michigan 48843
Howell Dental Center Profit Sharing Plan	4,900	1250 Bryon Road, Howell, Michigan 48843

	240,988

Each of such beneficial owners is reported to have sole voting and dispositive power over the shares reported, except that Mr. and Mrs. Andrew and Amy Parker are reported to have shared voting and dispositive power over their shares and the Elinor D. Burgher Trust is reported to have shared voting and dispositive power over its shares.

(2)	Based on information provided by Mr. Stanley Dickson, Jr., a director of the Corporation and the Bank. Moross Limited Partnership is a Michigan limited partnership comprised of its general partner, Pacesetter Management, Inc., and a limited partner, Windmill Trust. Mr. Dickson is the President of Pacesetter Management, Inc.

(3)	Based on a total of 3,160,272 shares of Common Stock outstanding as of the record date, April 6, 2010.

The following table sets forth certain information as of April 6, 2010, as to the common stock of the Corporation owned beneficially by each director, each Named Executive Officer, and all directors and Named Executive Officers of the Corporation as a group.

		Number of		Percent of
Name of Beneficial Owner	Title	Shares(1)		Class(6)

Ronald L. Long	CEO & President, Director	12,558		*
Gerald L. Moyer	SVP Commercial Loans	—		*
Paul J. Stark	SVP Credit	—		*
Mark J. Huber	SVP & CFO	—		*
Nancy Morgan	SVP Human Resources	5,717		*
Stanley B. Dickson, Jr.	Director	362,195		11.46%
Barbara Draper	Director	25,345	(2)	*
Randolph E. Rudisill	Director	10,631	(2)(3)	*
Philip C. Utter	Director	47,700	(4)	1.51%
R. Michael Yost	Director	12,605	(5)	*

All Named Officers and Directors as a Group (10 Persons)		476,751		15.09%

*	Represents less than one percent

(1)	This information is based upon the Corporation’s records as of April 6, 2010, and information supplied by the persons listed above. The number of shares stated in this column includes shares owned of record by the shareholder and shares which, under federal securities regulations, are deemed to be beneficially owned by the shareholder. Unless otherwise indicated below, the persons named in the table have sole voting and sole investment power or shared voting and investment power with their respective spouses, with respect to all shares beneficially owned.

(2)	The following directors are credited additional shares under the Corporation’s deferred compensation plan for directors. Those shares which are excluded from the amount shown above are as follows: Barbara Draper — 541 shares; and Randolph E. Rudisill — 12,186 shares.

(3)	Includes 400 shares held as custodian for Mr. Rudisill’s minor child and grandchild.

(4)	Excludes 2,000 shares owned by spouse.

(5)	Includes 54 shares held jointly with child.

(6)	Based on a total of 3,160,272 shares of Common Stock outstanding as of the record date, April 6, 2010.

SHAREHOLDER PROPOSALS
Shareholders who intend to submit a proposal for inclusion in the Corporation’s proxy materials for the Annual Meeting of Shareholders in 2011 may do so by following the procedures described in SEC Rule 14a-8. To be eligible for inclusion, shareholder proposals must be received by the Corporation’s Secretary no later than December 17, 2010. Proposals of shareholders should be addressed to the attention of Secretary, 101 East Grand River, Howell, Michigan, 48843. In addition, under the Corporation’s Bylaws, no business may be brought before an annual meeting unless it is specified in a notice of the meeting or is otherwise brought before the meeting by or at the direction of the Board or by a shareholder who has delivered written notice to the Corporation’s Secretary (containing certain information specified in the Bylaws about the shareholder and the proposed action), not less than 30 days prior to the date of the originally scheduled meeting, unless less than 40 days’ notice of the meeting is given by the Corporation, in which case the shareholder’s proposal must be received by the Corporation by the close of business on the 10th day following the date on which the notice of the meeting is first mailed to shareholders. This requirement is separate from and in addition to the Securities and Exchange Commission’s requirements that a shareholder must meet in order to have a shareholder proposal included in the Corporation’s proxy materials.
For any proposal that is not submitted for inclusion in next year’s proxy statement, but is instead sought to be presented directly at the 2011 Annual Meeting of Shareholders, SEC rules generally permit management to vote proxies at its discretion if we (1) receive notice of the proposal before the close of business on March 2, 2011 and advise shareholders in the 2011 Proxy Statement about the nature of the matter and how management intends to vote on such matter, or (2) do not receive notice of the proposal prior to the close of business on March 2, 2011.
OTHER BUSINESS
The Board of Directors is not aware of any matter to be presented for action at the meeting, other than the matters set forth herein. If any other business should come before the meeting, the proxy will be voted in respect thereof in accordance with the best judgment of the persons authorized therein, and discretionary authority to do so is included in the proxy. In addition to solicitation by mail, officers and other employees of the Corporation and its subsidiaries may solicit proxies by telephone or in person, without compensation other than their regular compensation.
The Annual Report of the Corporation for 2009 on Form 10-K is included with this Proxy Statement. Copies of the reports will also be available for all shareholders attending the Annual Meeting.
Shareholders are urged to sign and return the enclosed proxy in the enclosed envelope. A prompt response will be helpful and appreciated.
MISCELLANEOUS
As part of our efforts to cut unnecessary expenses and conserve the environment, the Corporation provides Internet access to quarterly announcements and may elect to discontinue mailing paper reports in the future. This would reduce postage and printing expenses and paper waste. Information regarding current and future reports is available at www.fnbh.com/investor_relations.php. If you are unable to access this information on the Internet or desire to request a printed copy of any of this information, requests may be made in writing to the attention of the Corporate Secretary at FNBH Bancorp, Inc., P. O. Box 800, 101 East Grand River, Howell, MI 48844-0800 or by calling in your request to the Executive Office at 517-545-2201.

BY ORDER OF THE BOARD OF DIRECTORS
/s/ Nancy Morgan
Nancy Morgan
Secretary April 16, 2010

FORM OF PROXY CARD
ANNUAL MEETING OF SHAREHOLDERS OF
FNBH BANCORP, INC.
May 20, 2010
10:00 A.M.
101 East Grand River
3rd Floor Community Room
Howell, MI 48843
PROXY VOTING INSTRUCTIONS
INTERNET - Access http://www.voteproxy.com and follow the on-screen instructions. Have your proxy card available when you access the web page, and use the Company Number and Account Number shown on your proxy card.
TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States and follow the instructions. Have your proxy card available when you call and use the Company Number and Account Number shown on your proxy card.
Vote online/phone until 11:59 PM EST the day before the meeting.
MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.
IN PERSON - You may vote your shares in person by attending the Annual Meeting.
COMPANY NUMBER
ACCOUNT NUMBER
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE SHAREHOLDER MEETING TO BE HELD ON MAY 20, 2010.
The accompanying Proxy Statement and the 2009 Annual Report on Form 10-K are available at
www.amstock.com/proxyservices/viewmaterial.asp?CoNumber=14427 and under the “Investor Relations” tab on our website (www.fnbh.com).
Whether or not you return a proxy card, you are invited to attend the Annual Meeting in person. If you need directions to the location of the meeting or additional information about attending the meeting and voting in person, please contact
Nancy Morgan at (517) 545-2218 or nmorgan@fnbh.com.
Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE LISTED NOMINEES IN PROPOSAL 1 AND
“FOR” PROPOSAL 2. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE
MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE. [X]
1.	ELECTION of two (2) Directors for three (3) year terms expiring in 2013; ELECTION of one (1) Director for a two (2) year term expiring in 2012; and ELECTION of one (1) Director for a one (1) year term expiring in 2011.

Ο	Randolph E. Rudisill (Expiring in 2013)

Ο	Barbara Draper (Expiring in 2013)

Ο	Stanley B. Dickson, Jr. (Expiring in 2012)

Ο	Philip C. Utter (Expiring in 2011)

[     ] FOR ALL NOMINEES
[     ] WITHHOLD AUTHORITY FOR ALL NOMINEES
[     ] FOR ALL EXCEPT (See instructions below)
INSTRUCTION: To withhold authority to vote for any individual nominee(s) mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here.
2. To ratify the appointment of BDO Seidman, LLP as the independent registered public accounting firm for the Company for the year 2010. FOR [     ] AGAINST [     ] ABSTAIN [     ]
Authorized Signatures - Sign Below - This section must be completed for your instructions to be executed.
To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method [     ]
Signature of Shareholder                                Date
Signature of Shareholder                                Date
Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

FNBH BANCORP, INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned hereby appoint(s) R. Michael Yost and Philip C. Utter and each of them, as Proxies, each with the power to appoint a substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all of the shares of common stock of FNBH Bancorp, Inc. held of record by the undersigned on April 6, 2010, at the annual meeting of the shareholders to be held on May 20, 2010, or any adjournment thereof.
You are encouraged to specify your choices by marking the appropriate boxes. SEE REVERSE SIDE. If this Proxy is properly executed, the shares will be voted as specified. Where a vote is not specified, the proxies will vote the shares represented by this Proxy FOR the election of all nominees listed for directors and FOR the approval of the proposal identified on this Proxy. The shares represented by this Proxy will be voted in the discretion of the proxies on any other matters that may come before the meeting. The proxies cannot vote your shares unless you sign and return this card.
(Continued and to be signed on the reverse side)